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                             Joint Filer Information

Title of Security:            N/A

Issuer & Ticker Symbol:       Home Director, Inc. (HMDR)

Designated Filer:             Castlerigg Master Investments Ltd.

Other Joint Filers:           Sandell Asset Management Corp. ("SAMC")
                              Castlerigg International Holdings Limited
                                ("Holdings")
                              Castlerigg International Limited ("CI")
                              Thomas E. Sandell

Addresses:                    The address for each of Holdings and CI is
                              c/o Citco Fund Services
                              (Curacao) N.V., Kaya Flamboyan 9, P.O. Box 812,
                              Curacao, Netherlands, Antilles

                              The address for each of Thomas E. Sandell and of SAMC is 40 West 57th Street,
                              New York, New York 10019

Signatures:


Dated:  February 15, 2005    SANDELL ASSET MANAGEMENT CORP.


                             By: /s/ Thomas E. Sandell
                                 -------------------------------
                                     Thomas E. Sandell, Director


                             CASTLERIGG INTERNATIONAL HOLDINGS LIMITED


                             By: /s/ Thomas E. Sandell
                                 -------------------------------
                                     Thomas E. Sandell, Director


                             CASTLERIGG INTERNATIONAL LIMITED


                             By: /s/ Thomas E. Sandell
                                 -------------------------------
                                     Thomas E. Sandell, Director


                             /s/ Thomas E. Sandell
                             -------------------------------
                                 Thomas E. Sandell, Director